Exhibit 1.01

Abbott Laboratories

Conflict Minerals Report

For the Year Ended December 31, 2020

This report for the year ended December 31, 2020 has been prepared by Abbott Laboratories and its consolidated subsidiaries, as context requires (herein referred to as “Abbott,” “we,” “us,” or “our”) and is submitted in accordance with Rule 13p-1 of the Securities Exchange Act of 1934 (the Rule), and regulations and guidance issued by the Securities and Exchange Commission (SEC) relating to the Rule.  This report is available on our website at http://www.abbott.com/policies/conflict-minerals.html.

1.         Overview

Abbott is a broad-based, global health care company. We discover, develop, manufacture and market a wide range of health care products, including nutritional products, diagnostic systems and tests, branded generic pharmaceuticals, and medical devices.

We analyzed the products we manufacture or contract to have manufactured, and found that small quantities of tin, tantalum, tungsten, and gold (3TG) may be present in a number of our products; primarily, in electronic diagnostic and monitoring instruments, in medical and surgical devices and equipment, and in product components containing metal alloys. After requesting information from our suppliers as described below, we are unable to determine whether the limited quantities of 3TG actually present in our products originated from the Democratic Republic of the Congo (DRC) or adjoining countries, and whether such 3TG came from recycled or scrap sources. We similarly have been unable to conclusively identify the specific facilities used to process the 3TG actually present in our products.

Supply Chain

Abbott manufactures thousands of products. Because of the diversity and complexity of our products, we have thousands of suppliers that supply us with parts, components, or other materials. Each of these suppliers may in turn have large numbers of sub-suppliers. We typically do not have direct relationships with mines, smelters, or refiners. We rely on our suppliers to provide information on the origin of 3TG contained in the parts, components, and materials supplied to us — including sources of 3TG that are supplied to them from their lower-tier suppliers. Many of our smaller suppliers, as well as those further upstream in the supply chain, are not SEC registrants subject to the Rule.

Our contracts with direct suppliers may be in force for multiple years and historically did not require the supplier to provide Abbott with information regarding the origin of 3TG. To address this issue in new or renewed supplier contracts, we have modified our supplier contract templates to include terms which require suppliers to provide information regarding the source and chain of custody of 3TG present in the parts, components, and materials they supply to Abbott. We rely on the cooperation of our direct suppliers to provide the necessary information on the origin of 3TG and have worked with our suppliers to obtain current 3TG sourcing information, as described in more detail below.

Requesting Information from Suppliers

Abbott’s supplier query program was designed to survey direct suppliers who provide parts, components, or materials likely to contain 3TG. We also surveyed lower-tier, sub-suppliers that were identified by a distributor providing parts, components, or materials to Abbott.

We surveyed suppliers using the Conflict Minerals Reporting Template (CMRT) developed by the Responsible Minerals Initiative (RMI). The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a manufacturer’s supply chain, and forms a basis for our Reasonable Country of Origin Inquiry (RCOI). The CMRT includes questions regarding the supplier’s “conflict-free policy,”

its engagement with its direct upstream suppliers, a listing of smelters used in the supply chain and whether any of the conflict minerals originated from recycled or scrap sources. In addition, the CMRT contains questions about the origin of 3TG included in the supplier’s products, as well as the respondent’s due diligence on their suppliers.

We provide suppliers with training materials on Conflict Minerals when we send out the CMRT. RMI also makes written instructions and recorded training on the CMRT available on its website.  We provide a link to the RMI website in our training materials.

2.             Design of Due Diligence Process

Abbott’s due diligence measures were designed to conform in all material respects with the framework set forth in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) and the related Supplements for gold and for tin, tantalum and tungsten. Below is a description of the measures that Abbott implemented and the diligence we performed.

3.             Description of Due Diligence Performed

The due diligence measures we performed are presented below according to the five-step framework established by the OECD.

3.1          Company Management Systems

Communication

Abbott’s company statement relating to conflict minerals is available at: http://www.abbott.com/policies/conflict-minerals.html.

Internal Management Structure

We established an internal management structure and processes to support supply chain due diligence related to 3TG. Leading our internal program is a cross-functional conflict minerals steering committee chaired by the Senior Vice President, Quality Assurance, Regulatory & Engineering Services.

In addition, we have established sub-teams focused on development, implementation, and ongoing enhancements to our compliance processes. The sub-teams include management representatives and subject matter experts from each of our operating divisions, as well as representatives from Legal, Quality Assurance, Purchasing, Finance, Government Affairs, and Public Affairs.

Members of the Conflict Minerals Steering Committee briefed our Executive Vice President, Finance & Chief Financial Officer and our Executive Vice President, General Counsel & Secretary on the results of our supplier due diligence efforts.

System of Controls and Transparency

Through our membership in the RMI we actively follow and support national and international efforts to identify upstream actors in the supply chain and increase traceability.

We have established various supplier controls, including our Supplier Guidelines, which outline expected behaviors and practices for all Abbott suppliers. The Supplier Guidelines instruct suppliers to report on the source and chain of custody of any 3TGs contained in the parts, components, or materials supplied to Abbott, following the guidelines developed by the OECD. This includes providing information on the location of the mine or the country of origin and/or the smelter where the 3TG was processed.

In addition, our Code of Business Conduct outlines Abbott’s core values and expectations for Abbott employees.

Abbott has established procedures and control systems designed to ensure relevant documentation is retained for an appropriate time period.

Supplier Engagement

We have modified our supplier contract templates to include terms which require suppliers to provide information regarding the source and chain of custody of 3TG present in the parts, components, and materials they supply to Abbott.

Our Supplier Guidelines also include expectations for suppliers regarding the tracking and reporting of 3TGs in the parts, components, or materials they supply to Abbott. As part of our supplier query process, we also make available training materials on the requirements of the Conflict Minerals Rule and the proper procedure to complete the CMRT.

Grievance Mechanism

We have longstanding grievance mechanisms for employees and suppliers to report potential concerns or violations of Abbott policies. These mechanisms include direct reporting to managers or compliance officers, on-line reporting, and a toll-free Helpline that is available 24 hours a day, seven days a week, with interpreters available in multiple languages.

3.2          Identify and Assess Risk in the Supply Chain

We identified and surveyed suppliers who provide Abbott with parts, components, or materials likely to contain 3TG. We evaluated the responses we received to determine if the response was complete or if further engagement with the supplier was required. We attempted to engage suppliers who did not respond, provided an incomplete response, or provided inconsistent data within the CMRT. We have worked, and will continue to work, with these suppliers to obtain additional information to supplement their responses.

An important component of our supplier query process, and an element of the CMRT, is the identification of processing facilities or smelters used in the supply chain. As described below, we evaluated smelter information provided by our suppliers using information obtained through our membership in RMI. RMI is the leading third party provider of resources for companies addressing conflict minerals in their supply chain. RMI engages directly with smelters to assess smelter due diligence and certifies smelters through its flagship Responsible Minerals Assurance Process (RMAP) (formerly the Conflict Free Smelter Program - CFSP). The RMAP uses an independent risk-based audit program to evaluate a smelter’s conformance with RMAP protocols and global standards and to validate the smelter’s management processes for responsible mineral procurement. Additional information on the RMAP can be found on RMI’s website at http://www.responsiblemineralsinitiative.org/

We utilized RMI’s information regarding smelters as part of our efforts to identify the source of the minerals processed by the smelters identified by our suppliers. In many cases, suppliers identified facilities that could not be confirmed as known smelters. In such situations we notified RMI, which has also implemented a process to confirm whether such facilities are legitimate smelters.

We worked directly with our suppliers and RMI to improve the accuracy of reported processing facility information and to verify the identity of these reported facilities. We also partner with our suppliers to encourage smelters to engage with RMI and participate in RMI’s RMAP.

3.3          Design and Implement a Strategy to Respond to Risks

Abbott’s strategy to respond to identified risks in the supply chain includes the following elements:

•                  We identify potential risks in supplier responses by evaluating the response for defined red flags.  These red flags include the following:

•                  The supplier has not responded within 42 days from the date the initial supplier query was sent.

•                  The supplier reports that their products do not contain conflict minerals and this is either not consistent with information known by Abbott or supported by documentation or evidence.

•                  The supplier reports it has received data/information for each 3TG from less than 50% of all relevant sub-suppliers.

•                  The supplier reports it has not identified all of the smelters supplying the 3TG in its supply chain.

•                  The supplier has not reported all applicable smelter information in the CMRT.

•                  A smelter(s) is not listed with RMI or RMI identifies the smelter as Not Eligible, Alleged or Group Company.

•                  We address incomplete, inconsistent or otherwise unsatisfactory responses received from our suppliers, through an escalation process which requires the appropriate operating unit in Abbott to contact the supplier by email, and then by phone. If a complete response is not received, the operating unit will elevate the issue to our supplier procurement department, which will also attempt to contact the supplier. If we still do not receive a complete response, the matter will be directed to management for a formal resolution, which may include evaluation of alternative suppliers. Non-responding supplier information continued to be a focus in 2020.

•                  We notify RMI of any processing facilities identified by suppliers that are not on the known smelter list. RMI has implemented a process to confirm whether such facilities are legitimate smelters.

•                  We evaluate reported smelters and identify RMI-certified conformant smelters through our membership and participation in RMI. RMI audits and certifies smelters through its Responsible Minerals Assurance Process.

•                  We maintain a dashboard to regularly monitor and track our supply chain risk assessment process.

•                  Management is briefed about our due diligence efforts on a regular basis.

3.4                               Carry out Independent Third-Party Audit Supply Chain Due Diligence at Identified Points in the Supply Chain

We support audits of 3TG smelters and refiners conducted by third parties through our participation and membership in the RMI. RMI’s flagship program, the Responsible Minerals Assurance Process (RMAP) (formerly the Conflict-Free Smelter Program - CFSP), uses independent third-party audits of smelter/refiner management systems and sourcing practices to validate conformance with RMAP protocols and global standards. The audit employs a risk-based approach to validate smelters’ company level management processes for responsible mineral procurement.

3.5       Report on Supply Chain Due Diligence

This Conflict Minerals Report constitutes our annual report on our 3TG due diligence, is filed with the SEC, and is available on our website at the following link: http://www.abbott.com/policies/conflict-minerals.html

4.         Steps to Mitigate Risk

Abbott has taken or intends to take the following steps to continuously improve the due diligence conducted on the source and chain of custody of 3TG in our products:

a)             Participate as a member in the RMI in efforts to increase the number of smelters and refiners participating in the Responsible Minerals Assurance Process (RMAP).

b)             Engage with suppliers and direct them to training and other resources designed to help them increase the response rate, improve the content of the supplier survey responses, and ensure that the processing facilities they identify are actual, known smelters or refiners.

c)              For identified known smelters that are not participating in the RMAP, work with suppliers and RMI to engage these smelters to encourage participation in the RMAP.

d)             Work with peer groups and relevant trade associations to define and improve best practices with our supply chain in accordance with the OECD Guidance.

e)              For new or renewed supplier contracts, include a clause requiring the supplier to provide requested information regarding 3TG in the parts, components or materials they supply to Abbott.

5.             Determination

For 2020, we received responses from a majority of the suppliers we surveyed. Many of the responding suppliers provided processing facility data. Using that data, and cross-checking against existing RMI smelter lists we were able to confirm 333 of the processing facilities identified by our suppliers as actual known smelters.

Of the known smelters, 238 conform with the Responsible Minerals Assurance Process (RMAP) assessment protocols and are considered conflict-free. Another 22 smelters were reported to be actively undergoing the RMAP audit.

Based on information provided by RMI, none of the 238 RMAP conformant smelters identified by our suppliers were reported as sourcing minerals from the DRC or an adjoining country, 45 were reported as not sourcing from the DRC or an adjoining country and 26 were reported as sourcing solely from recycled or scrap materials. Sourcing was not disclosed for 167 of the conformant smelters. Annex I contains a listing of the known smelters and refiners identified by Abbott’s suppliers.

Numerous suppliers reported some use of 3TG produced from recycled or scrap sources in their supply chain during 2020, but did not provide information on whether any of the parts, components, or materials actually supplied to Abbott contained any 3TG from those recycled or scrap sources. In addition, none of the responding suppliers were able to identify the specific facility that processed 3TG in the products actually supplied to Abbott. As a result, we were unable to conclusively identify the specific facilities that were used to process the 3TG contained in the parts, components, or materials actually supplied to Abbott, or whether the 3TG came from recycled or scrap sources.

Similarly, based on our due diligence efforts, we do not have sufficient information to conclusively determine the country of origin of the 3TG contained in the parts, components, or materials actually supplied to Abbott.

We seek reasonable information about 3TG smelters and refiners and the mines or locations of origin of 3TG in our supply chain through the following efforts: supporting industry initiatives like the RMI through our membership; reviewing best practices established in the Organization for Economic Co-operation and Development (OECD) and other due diligence implementation programs; and requesting our suppliers to complete the CMRT, and evaluating supplier responses as described above.

Forward-looking Statements

Please note that forward-looking statements relating to Abbott’s future plans are based on current expectations and assumptions, and are not intended to be guarantees. Our actual actions may differ from these forward-looking statements.

Annex I

Mineral	Smelter or Refiner Name	Smelter or Refiner Country Location
Gold	8853 S.p.A.	ITALY
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA

Mineral	Smelter or Refiner Name	Smelter or Refiner Country Location
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Coast Refinery	GHANA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	JALAN & Company	INDIA
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	K.A. Rasmussen	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION

Mineral	Smelter or Refiner Name	Smelter or Refiner Country Location
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L’Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	MD Overseas	INDIA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Mineral	Smelter or Refiner Name	Smelter or Refiner Country Location
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECHIA
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY

Mineral	Smelter or Refiner Name	Smelter or Refiner Country Location
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	PRG Dooel	NORTH MACEDONIA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA

Mineral	Smelter or Refiner Name	Smelter or Refiner Country Location
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies	SPAIN
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)

Mineral	Smelter or Refiner Name	Smelter or Refiner Country Location
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Timah Nusantara	Indonesia
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA

Mineral	Smelter or Refiner Name	Smelter or Refiner Country Location
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	GEM Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA